EXHIBIT 10.3
REGISTRATION RIGHTS AGREEMENT
THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made as of September 14, 2026, by and among Dream Finders Homes, Inc., a Texas corporation (the “Company”), and each of the parties listed on Schedule A hereto, each of which is referred to in this Agreement as a “Holder”.
RECITALS
WHEREAS, this Agreement is made pursuant to that certain Subscription Agreement, dated as of September 14, 2026, by and between the Company and each Holder (the “Subscription Agreement”);
WHEREAS, the Holders and the Company hereby agree that this Agreement shall govern the rights of the Holders to cause the Company to register Registrable Securities (as defined below) held or issuable to the Holders as set forth in this Agreement;
NOW, THEREFORE, the parties hereby agree as follows:
1.Definitions. For purposes of this Agreement:
1.1“Adverse Disclosure” means public disclosure of material non-public information that, in the Board of Directors’ good faith judgment, after consultation with independent outside counsel to the Company, (a) would be required to be made in any Registration Statement or report filed with the SEC by the Company so that such Registration Statement from and after its effective date, does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (b) would not be required to be made at such time but for the filing, effectiveness or continued use of such Registration Statement or report; and (c) would have a material adverse effect on the Company or its business or on the Company’s ability to effect a material proposed acquisition, disposition, financing, reorganization, recapitalization or similar transaction.
1.2“Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including any general partner, managing member, manager, officer or director of such Person or any venture capital or private equity fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person.
1.3“Block Trade Initiating Holders” has the meaning given to such term in Section 2.4.

1.4“Board of Directors” means the board of directors of the Company.
1.5“Business Day” means any day of the year on which national banking institutions in Jacksonville, Florida are open to the public for conducting business and are not required or authorized to close.
1.6“Certificate of Designations” means that certain Certificate of Designations for the Company’s Series B Convertible Preferred Stock, dated as of September 14, 2026.
1.7“Class A Common Stock” means the Class A common stock, par value $0.01 per share, of the Company.
1.8“Company Offering” has the meaning given to such term in Section 2.3(a)
1.9“Closing” means the date that the Company closes the transactions contemplated by the Agreement and Plan of Merger, by and among the Company, Bulldogs Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Company, and Beazer Homes USA, Inc., a Delaware corporation; provided, however, if such agreement is terminated, “Closing” means the date of the termination of such agreement.
1.10“Damages” means any loss, damage, claim or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, damage, claim or liability (or any action in respect thereof) arises out of or is based upon: (a) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement of the Company, including any preliminary Prospectus or final Prospectus contained therein or any amendments or supplements thereto; (b) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (c) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law.

1.11“Demand Notice” has the meaning given to such term in Section 2.2(a).
1.12“Demand Suspension” has the meaning given to such term in Section 2.2(d).
1.13“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
1.14“Excluded Registration” means (a) a Registration Statement on Form S-8 relating to the sale of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, or similar plan; (b) a Registration Statement on Form S-4 relating to a transaction under Rule 145 of the Securities Act; or (c) a registration in which the only Class A Common Stock being registered is Class A Common Stock issuable upon conversion of debt securities that are also being registered.
1.15“FINRA” means Financial Industry Regulatory Authority, Inc.
1.16“Form S-1” means such form under the Securities Act as in effect on the date hereof, Form F-1 or any successor registration form thereto under the Securities Act subsequently adopted by the SEC.
1.17“Form S-3” means such form under the Securities Act as in effect on the date hereof, Form F-3 or any successor registration form thereto under the Securities Act subsequently adopted by the SEC that permits incorporation of substantial information by reference to other documents filed by the Company with the SEC.
1.18“Free Writing Prospectus” means any “free writing prospectus” as defined in Rule 405 promulgated under the Securities Act.

1.19“Holder” has the meaning given to such term in the preamble.
1.20“Immediate Family Member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (including adoptive relationships) of a natural person referred to herein.
1.21“Opt-Out Notice” has the meaning given to such term in Section 2.8.
1.22“Other Coordinated Offering” has the meaning given to such term in Section 2.4.
1.23“Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.
1.24“Prospectus” means the prospectus included in any Registration Statement, all amendments and supplements to such prospectus, including pre- and post-effective amendments to such Registration Statement, and all other material incorporated by reference in such prospectus.
1.25“Qualified Initiating Holder” means any Holder that, at the time of properly initiating a registration request under this Agreement, (i) is an Affiliate of the Company, or (ii) holds Registrable Securities at a time when a Registration Statement is not available for purposes of reselling such Registrable Securities by such Holder, or (iii) is issued a number of shares of Class A Common Stock upon conversion of Series B Convertible Preferred Stock, and such number of shares of Class A Common Stock exceeds 5.0% of the Company’s outstanding shares of Class A Common Stock (taking into account for this purpose any ownership limitations set forth in the Certificate of Designations).

1.26“Registrable Securities” means (a) any shares of Series B Convertible Preferred Stock issued or issuable to the Holders under the Subscription Agreement (including, for the avoidance of doubt, any shares of Series B Convertible Preferred Stock to be issued in connection with the Closing); (b) the maximum number of shares of Class A Common Stock that may be issued upon conversion of the shares of Series B Convertible Preferred Stock (based on the floor conversion price); (c) any other security held by any Holder that may be issued or distributed or be issuable in respect of any such shares by way of conversion, dividend, stock split or other distribution, merger, consolidation, exchange, recapitalization or reclassification or similar transaction; (d) any securities issued as a distribution with respect to, or in exchange for or in replacement of any of such shares referred to in clauses (a) or (b); and (e) any securities issued or transferred in exchange for or upon conversion of any of such shares as a result of a merger, consolidation, reorganization or otherwise (including any securities issued upon the conversion of the Company to a successor corporation) and any other securities issued to any Holder in connection with any such transaction; excluding in all cases, however, any Registrable Securities sold by a Person in a transaction in which the applicable rights under this Agreement are not assigned pursuant to Section 4.1, and excluding for purposes of Section 2 any Series B Convertible Preferred Stock or Class A Common Stock for which registration rights have terminated pursuant to Section 2.11 of this Agreement.
1.27“Registrable Securities then outstanding” means the number of shares determined by adding the number of shares of outstanding Series B Convertible Preferred Stock that are Registrable Securities and the maximum number of shares of Class A Common Stock issuable (directly or indirectly) pursuant to then exercisable and/or convertible securities that are Registrable Securities, including Series B Convertible Preferred Stock (based on the floor conversion price).
1.28“Registration Statement” means any registration statement of the Company filed with, or to be filed with, the SEC under the rules and regulations promulgated under the Securities Act, including the related Prospectus, amendments and supplements to such registration statement, including pre- and post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.
1.29“SEC” means the Securities and Exchange Commission.
1.30“SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.
1.31“SEC Rule 415” means Rule 415 promulgated by the SEC under the Securities Act.
1.32“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
1.33“Series B Convertible Preferred Stock” means the Company’s Series B Convertible Preferred Stock, par value $0.01 per share, issued or issuable to the Holders pursuant to the Subscription Agreement.

1.34“Shelf Offering” has the meaning given to such term in Section 2.2(b)(i).
1.35“Subscription Agreement” has the meaning given to such term in the recitals.
1.36“Takedown Notice” has the meaning given to such term in Section 2.2(b)(i).
1.37“Takedown Request” has the meaning given to such term in Section 2.2(b)(i).
1.38“Transfer Agent” has the meaning given to such term in Section 2.5(k).
1.39“Underwritten Block Trade” has the meaning given to such term in Section 2.4.
1.40“Underwritten Offering” means a sale of securities of the Company to an underwriter or underwriters for reoffering to the public.
1.41“WKSI” means a “well known seasoned issuer” as defined in Rule 405 promulgated under the Securities Act.

2.Registration Rights. The Company covenants and agrees as follows:
2.1Form S-3 Registration.  No later than 90 days after the Closing, the Company shall file a Registration Statement on Form S-3 under the Securities Act (or Form S-1, if the Company is not eligible to use Form S-3) covering the resale of all Registrable Securities held by the Holders for an offering to be made on a continuous basis pursuant to SEC Rule 415 (or any successor or similar provision adopted by the SEC then in effect). The Company shall use its reasonable best efforts to cause such Registration Statement on Form S-3 (or Form S-1, if the Company is not eligible to use Form S-3) to become effective under the Securities Act no later than 180 days following the Closing. The Company shall use its reasonable best efforts to cause a Registration Statement filed pursuant to this Section 2.1 to remain effective, and to be supplemented and amended to the extent necessary to ensure that such Registration Statement is available or, if not available, that another registration statement is available, for the resale of all the Registrable Securities held by the Holders until all such Registrable Securities have ceased to be Registrable Securities.
2.2Demand Registration.
(a)Resale S-3 Demand.  If at any time after the effectiveness of the Registration Statement filed by the Company pursuant to Section 2.1 and the receipt by the Company of the Requisite Shareholder Approval (as defined in the Certificate of Designations), the Company receives a request from a Qualified Initiating Holder that the Company file a Registration Statement on Form S-3 under the Securities Act (or Form S-1, if the Company is not eligible to use Form S-3) with respect to the resale of Registrable Securities not included in a Registration Statement filed pursuant to Section 2.1 having an anticipated aggregate offering price in excess of $20 million, then the Company shall (1) within 10 days after the date such request is given, give notice thereof (the “Demand Notice”) to all Holders other than the Qualified Initiating Holder; and (2) as soon as practicable, and in any event within 60 days after the date such request is given by a Qualified Initiating Holder, file a Registration Statement on Form S-3 under the Securities Act (or Form S-1, if the Company is not eligible to use Form S-3) covering the resale of such Registrable Securities that the Qualified Initiating Holder requested to be registered and any additional Registrable Securities requested to be included in such registration by any other Holders (but subject to the limits set forth herein) for an offering to be made on a continuous basis pursuant to SEC Rule 415, as specified by notice given by each such Holder to the Company within 10 days of the date the Demand Notice is given, and in each case, subject to the limitations set forth in Section 2.2(e).
(b)Shelf Takedowns.
(i)At any time, and from time to time, during the period during which a shelf Registration Statement is effective (except during a Demand Suspension, as defined below), one or more Holders of Registrable Securities may notify the Company in writing (the “Takedown Request”), of the intent to sell Registrable Securities covered by the Registration Statement (in whole or in part) in an offering, which may be an Underwritten Offering (a “Shelf Offering”); provided, that, in the case of an Underwritten Offering, the Company shall be obligated to effect such Underwritten Offering if such offering includes Registrable Securities consisting of Class A Common Stock proposed to be sold by the Holders with, individually or in the aggregate, an anticipated aggregate offering price of at least $25 million. Such Takedown Request shall specify the aggregate number of Registrable Securities requested to be registered in such Shelf Offering.  Within 10 days after receipt by the Company of such Takedown Request, the Company shall deliver a written notice (a “Takedown Notice”) to each other Holder informing each such other Holder of its right to include Registrable Securities in such Shelf Offering.  As soon as reasonably practicable and in any event no later than 5 Business Days after receipt of a Takedown Notice (and no later than 2 Business Days after the receipt of such Takedown Notice in the case of a “bought deal,” a “registered direct offering” or an “overnight transaction” where no preliminary prospectus is used), each such other Holder shall have the right to request in writing that the Company include all or a specific portion of the Registrable Securities held by such other Holder in such Shelf Offering and the Company shall include such Registrable Securities in such Shelf Offering.

(ii)In the case of an Underwritten Offering, the Holders that initially requested the Shelf Offering shall have the right to select the underwriter(s) for such offering upon consultation with the Company (not to be unreasonably withheld, conditioned or delayed). The Company and the Holders proposing to distribute their Registrable Securities in the Underwritten Offering will enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such offering. If the managing underwriter or underwriters in an Underwritten Offering, in good faith, advises the Company and the Holders requesting such offering in writing that the dollar amount or number of Registrable Securities requested to be included in such Underwritten Offering exceeds the maximum dollar amount or maximum number of equity securities of the Company that can be sold in the Underwritten Offering, only the full number or amount of Registrable Securities that, in the view of such managing underwriters, can be sold without adversely affecting the success of such Underwritten Offering will be included in such Underwritten Offering and the number or amount of Registrable Securities to be included in such Underwritten Offering shall be allocated pro rata among the Holders requesting such Underwritten Offering, on the basis of the number or amount of Registrable Securities requested to be included therein by each such Holder.
(c)Notwithstanding anything to the contrary in this Agreement, (i) if the SEC or any SEC guidance sets forth a limitation on the number of Registrable Securities permitted to be registered on a particular Registration Statement, the number of Registrable Securities to be registered on such Registration Statement will be reduced to the extent applicable (which reduction shall be pro rata among all such selling shareholders whose securities are included in such Registration Statement); and (ii) in no event shall the Company be permitted to name any Holder or such Holder’s Affiliate as an underwriter without the prior written consent of such Holder. In the event of any such limitation, the Company shall use commercially reasonable efforts to advocate before the SEC that the offering contemplated by such Registration Statement is a valid secondary offering and not an offering “by or on behalf of the issuer” as defined in Rule 415 under the Securities Act and that none of the Holders is an “underwriter.” The Holders shall have the right to select one legal counsel to review and oversee any registration or matters pursuant to this Section 2.2(c), including participation in any meetings or discussions with the SEC.
(d)Notwithstanding the foregoing obligations, if the Company furnishes to Holders requesting a Registration Statement or Takedown Request pursuant to this Section 2.2 a certificate signed by the Company’s chief executive officer stating that in the good faith judgment of the Board of Directors, after consultation with the Company’s outside legal counsel, it would be materially detrimental to the Company and its shareholders for such Registration Statement, including any shelf registration statement, to either become effective or remain effective for as long as such Registration Statement otherwise would be required to remain effective, or for the prospectus supplement, related to the Registration Statement to be filed pursuant to the Takedown Request, to be filed because such action would: (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (ii) require the Company to make an Adverse Disclosure; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act (a “Demand Suspension”), then the Company shall have the right to defer taking action with respect to such filing or notify the Holders to suspend the use of the Registration Statement that has already become effective, as applicable, and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly, for a period of not more than 45 days during any calendar year; provided, however, that the Company may not invoke this right more than twice in any 12-month period, and at least 30 days must elapse between each Demand Suspension; provided, further, that the Company shall not exercise its right under this Section 2.2(d) to effect a Demand Suspension hereunder unless the Company concurrently suspends or defers, as applicable, the registration rights (including any demand registration rights, shelf registration rights, and related takedown rights) of all other holders of securities of the Company who are party to any other registration rights agreement or similar arrangement with the Company, on terms no less restrictive than those imposed on the Holders hereunder. If a Demand Suspension is made because the Registration Statement or Takedown Request would require the Company to make an Adverse Disclosure, such Demand Suspension shall terminate at such time as the public disclosure of such information is made. The Company shall immediately notify the Holders upon the termination of any Demand Suspension, without any further request from any Holder.

(e)The Company shall not be obligated to effect, or to take any action to effect, (i) any registration pursuant to Section 2.2: during the period that is 45 days after the effective date of a Company-initiated registration; provided that the Company may only exercise this right once in any 12-month period or (ii) more than two Shelf Offerings that are Underwritten Offerings Underwritten Block Trades or Other Coordinated Offerings in any 12-month period.
(f)Any Holder that has requested its Registrable Securities be included in any registration pursuant to Section 2.2 may withdraw all or any portion of its Registrable Securities from such registration at any time prior to the effectiveness of the applicable Registration Statement. The Company shall continue all efforts to secure effectiveness of the applicable Registration Statement in respect of the Registrable Securities of any other Holder that has requested inclusion in the demand registration pursuant to Section 2.2 so long as a Qualified Initiating Holder has requested and not withdrawn all of its Registrable Securities to be included in such registration; provided, however, if a Qualified Initiating Holder has requested that all of its Registrable Securities be withdrawn from such registration, the Company shall immediately cease all efforts to secure effectiveness of the applicable Registration Statement, even if one or more other Holders have requested that Registrable Securities be included in such applicable Registration Statement pursuant to Section 2.2.
(g)In the event any Holder requests to participate in a registration pursuant to this Section 2.2 in connection with a distribution of Registrable Securities to its partners or members, the registration shall provide for resale by such partners or members, if requested by the Holder.
(h)For purposes of this Section 2.2, the Company shall use commercially reasonable efforts to qualify for registration on Form S-3 for secondary sales and, during such time as the Company is so qualified, shall effect any registration of secondary sales on Form S-3 after such qualification.
2.3Company Offering.
(a)If the Company proposes to offer (including, for this purpose, a registration effected by the Company for its shareholders other than the Holders) any of its securities under the Securities Act in connection with the public offering of such securities (including an Underwritten Offering, “at-the-market offering,” a “bought deal” or a “registered direct offering”) (other than in an Excluded Registration), the Company shall, at such time, promptly give each Holder notice of its intention to conduct such offering (a “Company Offering”). Such notice shall specify, as applicable, the amount of Class A Common Stock to be registered, the proposed filing date of the registration statement or applicable prospectus supplement and the proposed minimum offering price of the Class A Common Stock, in each case, to the extent then known. In the case of an offering under a shelf registration statement previously filed or to be filed by the Company pursuant to Rule 415 under the Securities Act, including where the Company qualifies as a WKSI, such notice shall be sent as promptly as reasonably practicable and in any event no later than 10 days prior to the expected date of filing of such registration statement or commencement of marketing efforts for such offering (and no later than 5 days prior in the case of a “bought deal,” a “registered direct offering” or an “overnight transaction” where no preliminary prospectus is used). In the case of a Company Offering under a registration statement to be filed that is not a shelf registration statement, such notice shall be given as promptly as reasonably practicable and, in any event, no later than 10 days prior to the expected date of filing of such registration statement. Upon the written request of each Holder given within 5 Business Days after such notice is given by the Company (except that each Holder shall have 2 Business Days after the Company gives such notice to request inclusion of Registrable Securities in the Company Offering in the case of a “bought deal,” a “registered direct offering” or an “overnight transaction” where no preliminary prospectus is used), the Company shall, subject to the provisions of Section 2.5, as promptly as reasonably practicable cause to be registered or include in the prospectus supplement, as applicable, all of the Registrable Securities that each such Holder has requested to be included in such registration. The Company shall have the right to terminate or withdraw any offering initiated by it under this Section 2.3 before the effective date of such offering, whether or not any Holder has elected to include Registrable Securities in such offering.  The expenses of such withdrawn offering shall be borne by the Company in accordance with Section 2.7.

(b)No offering of Registrable Securities effected pursuant to a request under this Section 2.3 shall be deemed to have been effected pursuant to Section 2.2 or shall relieve the Company of its obligations under Section 2.2.
(c)Each Holder shall be permitted to withdraw all or part of its Registrable Securities in an offering under this Section 2.3 by giving written notice to the Company of its request to withdraw; provided that (i) such request must be made in writing prior to the effectiveness of such Registration Statement or, in the case of a public offering, at least 5 Business Days prior to the earlier of the anticipated filing of the “red herring” Prospectus, if applicable, and the anticipated pricing or trade date; and (ii) such withdrawal shall be irrevocable and, after making such withdrawal, the Holder shall no longer have any right to include Registrable Securities in such offering as to which such withdrawal was made.
2.4Block Trades; Other Coordinated Offerings. Subject to the limitations set forth in Section 2.2(e), at any time, and from time-to-time, during the period during which a shelf Registration Statement is effective (except during a Demand Suspension), one or more Holders of Registrable Securities may notify the Company in writing that such Holder(s) desire to engage in (x) an underwritten registered offering with the assistance of the Company not involving a “roadshow,” an offer commonly known as a “block trade” (an “Underwritten Block Trade”), or (y) other coordinated registered offering (other than an “at the market” offering) with the assistance of the Company through a broker, sales agent, distribution agent or placement agent, whether as agent or principal (an “Other Coordinated Offering”), involving Registrable Securities consisting of Class A Common Stock, in each case, reasonably expected to result in gross proceeds individually or in the aggregate, to such Holder(s) of at least $25 million, then notwithstanding the time periods set forth in Section 2.2(b), such Holder(s) shall notify the Company of the Underwritten Block Trade or Other Coordinated Offering (such notifying Holder(s), the “Block Trade Initiating Holders”) not less than five Business Days prior to the day such offering is first anticipated to commence and the Company shall use its reasonable best efforts to facilitate such Underwritten Block Trade or Other Coordinated Offering; provided that the Block Trade Initiating Holders shall use reasonable best efforts to coordinate with the Company and any underwriters, brokers, sales agents, distribution agents or placement agents prior to making such request in order to facilitate preparation of the prospectus and other offering documentation related to the Underwritten Block Trade or Other Coordinated Offering. Notwithstanding anything to the contrary in this Agreement, Section 2.3 shall not apply to an Underwritten Block Trade or Other Coordinated Offering initiated by Block Trade Initiating Holders pursuant to this Agreement.
2.5Obligations of the Company. Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:
(a)prepare and file a Registration Statement with respect to such Registrable Securities and use commercially reasonable efforts to cause such Registration Statement to become effective, and, to keep such Registration Statement effective until the earlier of (i) the date on which all Registrable Securities covered by such Registration Statement have been sold, and (ii) the date on which all Registrable Securities cease to be Registrable Securities, provided, however, that in the case of an automatic Registration Statement on Form S-3, where the Company shall use commercially reasonable efforts to keep such Registration Statement effective for three years from the date of effectiveness, which period may be extended, at the request of the Holders of a majority of the Registrable Securities registered thereunder, until the earlier of (A) the effective date of the new Registration Statement; or (B) 180 days after the third anniversary of the initial effective date of the prior automatic Registration Statement on Form S-3; in each case, subject to compliance with applicable SEC rules;
(b)(i) prepare and file with the SEC such amendments, including post-effective amendments, and supplements to such Registration Statement, and the Prospectus used in connection with such Registration Statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such Registration Statement through the applicable periods during which the Company is obligated to maintain the effectiveness of such Registration Statement; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424 promulgated by the SEC under the Securities Act; and (iii) respond to any comments received from the SEC with respect to each Registration Statement or any amendment thereto;

(c)at least 5 Business Days prior to filing any registration statement or prospectus or any amendments or supplements thereto, furnish to the Holders of the Registrable Securities covered by such registration statement and their counsel, copies of all such documents proposed to be filed and such other documents reasonably requested by the Holders and provide the Holders and their counsel a reasonable opportunity to review and comment on such documents;
(d)furnish to each Holder whose Registrable Securities are included in any Registration Statement or any underwriter, without charge, (i) promptly after the same is prepared and filed with the SEC, if requested by the Holders, one copy of any Registration Statement and any amendment thereto, each preliminary Prospectus and Prospectus and each amendment or supplement thereto, and each letter written by or on behalf of the Company to the SEC or the staff of the SEC, and each item of correspondence from the SEC or the staff of the SEC, in each case relating to such Registration Statement (other than any portion thereof which contains information for which the Company has sought confidential treatment), and (ii) such numbers of copies (which, for the avoidance of doubt, may be electronic copies) of the signed Registration Statement, any post-effective amendment thereto, a Prospectus, including a preliminary Prospectus, as required by the Securities Act, any amendments or supplements thereto, any Free Writing Prospectus, and such other documents as the Holders may reasonably request in order to facilitate their disposition of their Registrable Securities;
(e)use commercially reasonable efforts to register and qualify the securities covered by such Registration Statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the selling Holders; provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;
(f)cooperate with each Holder participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA;
(g)if the Company is eligible under the relevant provisions of Rule 430B under the Securities Act, if the Company files any shelf Registration Statement, include in such shelf Registration Statement such disclosures as may be required by Rule 430B under the Securities Act (referring to the unnamed selling security holders in a generic manner by identifying the initial offering of the securities to the Holders) in order to ensure that the Holders may be added to such shelf Registration Statement at a later time through the filing of a Prospectus supplement rather than a post-effective amendment;
(h)use commercially reasonable efforts to cause all such Registrable Securities covered by such Registration Statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;

(i)provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;
(j)cooperate with the Holders to facilitate the timely preparation of book-entry positions or other instruments representing the Registrable Securities to be sold pursuant to a Registration Statement free of any restrictive legends and representing such number of shares of Series B Convertible Preferred Stock or Class A Common Stock, as applicable, and registered in such names as such Holder may reasonably request a reasonable period of time prior to sales of Registrable Securities pursuant to such Registration Statement;
(k)subject to receipt from the Holder by the Company and Broadridge Corporate Issuer Solutions, Inc., in its capacity as the transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement (the “Transfer Agent”), of customary representations and other documentation reasonably acceptable to the Company and the Transfer Agent in connection therewith, including, if required by the Transfer Agent, an opinion of the Company’s counsel, in a form reasonably acceptable to the Transfer Agent, to the effect that any restrictive legends may be removed, the Company shall remove any legend from the book-entry position or instrument evidencing the Registrable Securities within a reasonable time, and in no event later than three business days, following the earliest of such time as the Registrable Securities (i) are subject to an effective Registration Statement, (ii) have been or are about to be sold or transferred pursuant to SEC Rule 144 or an applicable exemption from registration under the Securities Act or (iii) may be sold without restriction under SEC Rule 144, including, without limitation, any volume, information and manner of sale restrictions. If restrictive legends are no longer required for the Registrable Securities pursuant to the foregoing, the Company shall, in accordance with the provisions of this section and reasonably promptly, and in no event later than three business days, following any request therefor from a Holder accompanied by such customary and reasonably acceptable representations and other documentation referred to above establishing that restrictive legends are no longer required, deliver to the Transfer Agent irrevocable instructions, any authorizations, certificates, opinions or other directions required by the Transfer Agent which authorize and direct the Transfer Agent to transfer Registrable Securities without legend upon request by the Holder. The Company shall be solely responsible for the fees and expenses of the Transfer Agent associated with such issuance;
(l)notify each selling Holder, promptly after the Company receives notice thereof, of the time when such Registration Statement becomes effective or a supplement to any Prospectus forming a part of such Registration Statement has been filed;
(m)after such Registration Statement becomes effective, promptly notify each selling Holder of any (i) request by the SEC that the Company amend or supplement such Registration Statement or Prospectus; or (ii) stop order or other order suspending the effectiveness of any registration statement, issued or threatened in writing by the SEC in connection therewith, and use commercially reasonable efforts to prevent the entry of such stop order or to remove it or obtain withdrawal of it as soon as practicable if entered;
(n)promptly notify each Holder of Registrable Securities covered by such registration, upon discovery by the Company that the prospectus included in such registration, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly thereafter prepare and file with the SEC and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers or prospective purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they are made; and

(o)in the case of an Underwritten Offering, Underwritten Block Trade or Other Coordinated Offering, enter into customary agreements (including any underwriting agreement, sales agreement or similar agreement) and take other actions reasonably necessary to expedite the disposition of the Registrable Securities, and in connection therewith: (i) use its reasonable efforts to obtain one or more legal opinions of outside counsel to the Company (such counsel being reasonably satisfactory to the managing underwriters, if any) and updates thereof covering matters customarily covered in opinions of counsel given to underwriters in an underwritten public offering or, in the case of a non-underwritten offering, to the broker, placement agent or other agent of the Holders assisting in the sale of the Registrable Securities; (ii) use its reasonable efforts to obtain “comfort” letters and updates thereof from all applicable independent certified public accountants addressed to the underwriters, if any, covering matters customarily covered in “comfort” letters in connection with an underwritten public offering; (iii) provide officers’ certificates and other customary closing documents reasonably requested by the managing underwriters, placement agents, brokers or other agents; (iv) allow the underwriter or underwriters to conduct customary “underwriter’s due diligence” with respect to the Company or, in the case of a non-underwritten offering, to allow the broker, placement agent or other agent to conduct customary due diligence with respect to such transaction; and (v) allow any attorney or accountant retained by the Holders, underwriter, placement agent, broker or other agent to participate in the preparation of the Registration Statement or prospectus supplement and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such representative, underwriter, attorney or accountant in connection with such registration.
2.6Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of such Holder’s Registrable Securities. All penalties set forth in Section 2 shall be tolled to the extent that the Company is unable to file a Registration Statement because a selling Holder has not responded to such request in a commercially timely manner.
2.7Expenses of Registration. All fees and expenses incurred in connection with registrations pursuant to Section 2 shall be borne and paid by the Company, which shall include, but are not limited to, (a) all registration and filing fees (including fees with respect to filings required to be made with the Financial Industry Regulatory Authority) and any securities exchange on which the Class A Common Stock is then listed; (b) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of Registrable Securities); (c) printing (if any), messenger, telephone and delivery expenses; (d) reasonable fees and disbursements of counsel for the Company; (e) reasonable fees and disbursements of all independent registered public accountants of the Company incurred specifically in connection with such registration, Underwritten Offering, Company Offering, Underwritten Block Trade or Other Coordinated Offering; (f) the fees and expenses incurred in connection with the listing of any Registrable Securities on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed; (g) the fees and expenses incurred by the Company in connection with any road show for any Underwritten Offerings; and (h) the reasonable and documented fees and expenses of one legal counsel, in an amount not to exceed $100,000 per registration, Underwritten Offering (including any Company Offering), Underwritten Block Trade or Other Coordinated Offering, and any local counsel retained by the Holders; provided, that each Holder participating in an Underwritten Offering, Underwritten Block Trade or Other Coordinated Offering shall pay all applicable underwriting discounts and commissions, brokers’ commissions and stock transfer taxes, if any, on the Registrable Securities sold by such Holder.

2.8Holder Opt-Out. Any Holder may deliver written notice (an “Opt-Out Notice”) to the Company requesting that such Holder not receive notices from the Company otherwise required by this Section 2; provided, however, that such Holder may later revoke any such Opt-Out Notice in writing. Following receipt of an Opt-Out Notice from a Holder (unless subsequently revoked), (a) the Company shall not deliver any notices pursuant to this Section 2 to such Holder and such Holder shall no longer be entitled to the rights associated with any such notice and (b) each time prior to such Holder’s intended use of an effective Registration Statement, such Holder will notify the Company in writing at least two Business Days in advance of such intended use, and if any notice under this Section 2 (including any Demand Suspension or any notification under Sections 2.5(m) or 2.5(n)) was previously delivered (or would have been delivered but for the provisions of this Section 2.8) and the related suspension period or event or condition remains in effect, the Company will so notify such Holder, within one Business Day of such Holder’s notification to the Company, by delivering to such Holder a copy of such previous notice, and thereafter will provide such Holder with the related notice of the conclusion of such Demand Suspension or other event or condition, as applicable, immediately upon the conclusion thereof (which notices shall not contain any material nonpublic information or subject such Holder to any duty of confidentiality).
2.9Reports Under Exchange Act. With a view to making available to the Holders the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit Holders to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company shall:
(a)make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144;
(b)use commercially reasonable efforts to file with the SEC in a timely manner (including any extensions available) all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after the Company has become subject to such reporting requirements); and
(c)furnish to any Holder, so long as such Holder owns any Registrable Securities, forthwith upon request (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144, the Securities Act, and the Exchange Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after the Company so qualifies); and (ii) such other information as may be reasonably requested in availing the Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to Form S-3 (at any time after the Company so qualifies to use such form).
2.10Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder to include such securities in any registration unless, under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the number of the Registrable Securities of the Holders that are included.

2.11Termination of Registration Rights. The right of any Holder to request registration or inclusion of Registrable Securities in any registration shall terminate upon the earliest of (A) the sale of such Registrable Securities pursuant to a Registration Statement or SEC Rule 144 under the Securities Act, or (B) such Registrable Securities becoming eligible for sale without restriction by the Holder pursuant to SEC Rule 144, including without any manner of sale or volume limitations, and without the requirement to be in compliance with SEC Rule 144(c)(1) (or any successor thereto) promulgated under the Securities Act, and such Holder beneficially owns less than five percent of the then outstanding shares of Class A Common Stock (which calculation shall include the maximum number of shares of Class A Common Stock that may be issued upon conversion of the shares of Series B Convertible Preferred Stock (without giving effect to any conversion limitation, cap or similar restriction).
3. Indemnification. If any Registrable Securities are included in a Registration Statement under Section 2:
3.1To the extent permitted by law, the Company will indemnify, defend, and hold harmless each selling Holder, and the partners, members, officers, directors, and shareholders of each such Holder; one legal counsel and one accountant for the Qualified Initiating Holder, and each Person, if any, who controls such Holder within the meaning of the Securities Act or the Exchange Act, against any Damages, and the Company will pay to each such Holder, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 3.1 shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld, conditioned, or delayed), nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished to the Company by or on behalf of any such Holder expressly for use in connection with such registration.
3.2To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify, defend, and hold harmless the Company, and each of its directors, each of its officers who has signed the Registration Statement, each Person (if any) who controls the Company within the meaning of the Securities Act, and legal counsel and accountants for the Company, any other Holder selling securities in such Registration Statement, and any controlling Person of any such Holder, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such selling Holder expressly for use in connection with such registration; and each such selling Holder will pay to the Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 3.2 shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld, conditioned, or delayed); and provided, further, that in no event shall the aggregate amounts payable by such Holder by way of indemnity or contribution under this Section 3.2 and Section 3.4 exceed the proceeds from the offering received by such Holder, except in the case of fraud or willful misconduct by such Holder.

3.3Promptly after receipt by an indemnified party under this Section 3 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 3, give the indemnifying party notice of the commencement thereof. The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action. The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section 3, to the extent that such failure actually and materially prejudices the indemnifying party’s ability to defend such action. The failure to give notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 3.
3.4To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either: (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Section 3 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Section 3 provides for indemnification in such case; or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Section 3, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case (x) no Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such Registration Statement; and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided, further, that in no event shall any Holder’s liability pursuant to this Section 3.4, when combined with the amounts paid or payable by such Holder pursuant to Section 3.2, exceed the proceeds from the offering received by such Holder, except in the case of willful misconduct or fraud by such Holder.
3.5The obligations of the Company and Holders under this Section 3 shall survive the completion of any offering of Registrable Securities in a registration under this Section 2, and otherwise shall survive the termination of this Agreement.

4.Miscellaneous.
4.1Successors and Assigns. The rights under this Agreement may be assigned (but only with all related obligations) by a Holder to a transferee of Registrable Securities that (a) is another corporation, partnership, limited liability company, trust or other business entity that is an Affiliate of such Holder or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control or management with such Holder or Affiliates of such Holder (including, for the avoidance of doubt, if such Holder is a partnership, to any general partner or a successor partnership or fund, or any other funds managed by such partnership), (b) is a member, limited or general partner, shareholder or other equity holder of such Holder; (c) is a Holder’s Immediate Family Member or trust for the benefit of an individual Holder or one or more of such Holder’s Immediate Family Members; or (d) after such transfer, beneficially owns at least 1% of the Company’s then outstanding shares of Class A Common Stock (without giving effect to any conversion limitation, cap or similar restriction); provided, however, that the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and the Registrable Securities with respect to which such rights are being transferred. For the purposes of determining the beneficial ownership of Class A Common Stock held by a transferee in an assignment pursuant to clause (c) above, the holdings of such transferee shall be aggregated together and with those of the transferring Holder. The terms and conditions of this Agreement inure to the benefit of and are binding upon the respective successors and permitted assignees of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.
4.2Counterparts. This Agreement may be executed in 2 or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
4.3Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.
4.4Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or (a) personal delivery to the party to be notified; (b) when sent, if sent by electronic mail during the recipient’s normal business hours, and if not sent during normal business hours, then on the recipient’s next Business Day; (c) 5 days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) 1 Business Day after the Business Day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next-day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their addresses as set forth on Schedule A hereto, or to the principal office of the Company and to the attention of the Chief Executive Officer, in the case of the Company, or to such email address, facsimile number, or address as subsequently modified by written notice given in accordance with this Section 4.4.
4.5Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Company and the Holders of a majority of the Registrable Securities then outstanding; provided that any provision hereof may be waived by any waiving party on such party’s own behalf, without the consent of any other party. The Company shall give prompt notice of any amendment or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, termination, or waiver. Any amendment, termination, or waiver effected in accordance with this Section 4.5 shall be binding on all parties hereto, regardless of whether any such party has consented thereto. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision. Notwithstanding the foregoing, in no event may the registration rights granted to any Holder pursuant to Sections 2.2 and 2.4 of this Agreement be removed without the prior written consent of such Holder.

4.6Severability. In case any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.
4.7Entire Agreement. This Agreement (including any Schedules and Exhibits hereto) constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.
4.8Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Texas without regard to the conflicts of law principles of such State that may lead to the application of the laws of any other jurisdiction. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the courts of the State of Texas sitting in Dallas County and to the jurisdiction of the United States District Court for the Northern District of Texas for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement; (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the courts of the State of Texas sitting in Dallas County or the United States District Court for the Northern District of Texas; and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.
4.9WAIVER OF JURY TRIAL. EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.
4.10Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy of such nonbreaching or nondefaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, whether under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

4.11Other Interpretive Matters. For purposes of this Agreement, (a) when calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period is excluded, and if the last day of such period is a non-Business Day, the period in question ends on the next succeeding Business Day; (b) unless the context otherwise requires, all references in this Agreement to any “Article,” “Section” or “Exhibit” are to the corresponding Article, Section or Exhibit of this Agreement; (c) the word “including,” or any variation thereof, means “including, without limitation” and does not limit any general statement that it follows to the specific or similar items or matters immediately following it; and (d) all references to dollar amounts are expressed in United States Dollars. As used herein, the singular shall include the plural, the plural shall include the singular and any use of the male or female gender shall include the other gender, all wherever the same shall be applicable and when the context shall admit or require.
4.12No Recourse. Notwithstanding anything to the contrary that may be expressed or implied in this Agreement, and notwithstanding the fact that any Holder or its Affiliates or any of its or their successors or permitted assignees may be a partnership or a limited liability company, the Company, by its acceptance of the benefits hereof, covenants, agrees and acknowledges that no Person other than the Holders and their respective successors and permitted assignees shall have any obligation hereunder, and that it has no rights of recovery against, and no recourse hereunder against, any former, current or future director, officer, agent, advisor, attorney, representative, Affiliate, manager or employee of any Holder (or any of its successors or assignees), against any former, current or future general or limited partner, manager, member or shareholder of any Holder or any Affiliate thereof or against any former, current or future director, officer, agent, advisor, attorney, representative, employee, Affiliate, assignee, general or limited partner, shareholder, manager or member of any of the foregoing, whether by or through attempted piercing of the corporate veil, by the enforcement of any judgment or assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law.
4.13Specific Performance. The rights of each party to consummate the transactions contemplated hereby are agreed to be unique, and recognizing that the remedy at law for any breach or threatened breach by a party hereto of the agreements and conditions set forth herein would be inadequate, and further recognizing that any such breach or threatened breach would cause immediate, irreparable and permanent damage to the parties, the extent of which would be impossible or difficult to ascertain, the parties hereto agree that in the event of any such breach or threatened breach, and in addition to any and all remedies at law or otherwise provided herein, any party hereto may specifically enforce the terms of this Agreement and may obtain temporary and/or permanent injunctive relief (including a mandatory injunction) without the necessity of proving actual damage or the lack of an adequate remedy at law and, to the extent permissible under applicable rules, provisions and statutes, a temporary injunction may be granted immediately upon the commencement of any suit hereunder regardless of whether the breaching party or parties have actually received notice thereof. Such remedy shall be cumulative and not exclusive, and shall be in addition to any other remedy or remedies available to the parties.
4.14Dividends, Recapitalizations, Etc. If at any time or from time to time there is any change in the capital structure of the Company by way of a stock split, stock dividend, combination or reclassification, or through a merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment will be made in the provisions hereof so that the rights and privileges granted hereby will continue.
[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

COMPANY:

DREAM FINDERS HOMES, INC.

By:
Name:	Patrick O. Zalupski
Title:	President and Chief Executive Officer

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.
HOLDERS:
[Holder]

By: ________________________________
Name: [________]
Title: [________]

Address for Notice:
[Investor]
Attention: [______]
Email: [______]
with a copy (which shall not constitute notice) to:
[_______________]

SCHEDULE A
Holders

Name	Address
[ ]	[ ]